EXHIBIT 10.1

WRITTEN CONSENT OF DIRECTORS TO CORPORATE ACTION

WITHOUT MEETING OF PHI GROUP, INC.

(A/K/A PHILUX GLOBAL GROUP, INC.)

TO EXTEND REPURCHASE OF COMMON STOCK

A Wyoming Corporation

The undersigned members of Board of Directors of PHI GROUP, INC. (a/k/a Philux Global Group, Inc.), a Wyoming corporation (the “Corporation”), constitute a quorum and by their signatures below, hereby approve the following resolutions and consent to their adoption, without a formal meeting of that Board of Directors (the “Board”), pursuant to Title 17-16-821 of the Wyoming Statues on this 28th day of June 2024.

WHEREAS, on December 22, 2023, the Company’s Board of Directors passed a corporate resolution to extend the time period for the repurchase of its own shares of common stock from the open market from time to time in accordance with the terms mentioned below:

1.	Purpose of Repurchase: To enhance shareholder value.
2.	Details of Repurchase:

a.	Class of shares to be repurchased: Common Stock of PHI Group, Inc. (a/k/a Philux Global Group, Inc.)
b.	Number of repurchasable shares: As many as economically conducive and optimal for the Company and its shareholders.
c.	Total repurchase dollar amount: To be determined by prevalent market prices at the times of transaction.
d.	Methods of repurchase: Open market purchase and/or negotiated transactions.
e.	Repurchase period: As soon as practical until June 30, 2024.
f.	The Company intends to fund the proposed share repurchase program with proceeds from certain long-term financing programs, future earnings, disposition of applicable non-core assets and other potential sources, subject to liquidity, availability of funds, comparative judgment of optimal use of available cash in the future, and satisfaction of certain open contractual obligations.
g.	The share repurchase program will be in full compliance with state and federal laws and certain covenants with the Company’s creditors and may be terminated at any time based on future circumstances and judgment of the Company.

WHEREAS, in light of the additional time and resources required to close various long-term financing programs including long-term loans, investment and asset management agreements and joint venture/partnership funding agreements, of the current corporate priorities, and of the business development needs and investment opportunities, the Company’s Board of Directors has determined that it is in the best interests of the Company and its shareholders to further extend the Common Stock repurchase period to a later date.

RESOLUTION TO EXTEND REPURCHASE OF COMMON STOCK TO DECEMBER 31, 2024

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BE IT RESOLVED that, subject to liquidity, available funds, cash balances, cash flow conditions, satisfaction of certain open contractual obligations and the judgment of the Company’s Board of Directors and Management with respect to optimal use of expected available funds from financing programs, investment management contracts and other capital sources in the future, the Company is authorized to repurchase its own shares of common stock from the open market from time to time in accordance with the terms mentioned below:

1.	Purpose of Repurchase: To enhance shareholder value.
2.	Details of Repurchase:

a.	Class of shares to be repurchased: Common Stock of PHI Group, Inc. (a/k/a Philux Global Group, Inc.)
b.	Number of repurchasable shares: As many as economically conducive and optimal for the Company and its shareholders.
c.	Total repurchase dollar amount: To be determined by prevalent market prices at the times of transaction.
d.	Methods of repurchase: Open market purchase and/or negotiated transactions.
e.	Repurchase period: As soon as practical until December 31, 2024.
f.	The Company intends to fund the proposed share repurchase program with proceeds from certain long-term financing programs, future earnings, disposition of applicable non-core assets and other potential sources, subject to liquidity, availability of funds, comparative judgment of optimal use of available cash in the future, and satisfaction of certain open contractual obligations.
g.	The share repurchase program will be in full compliance with state and federal laws and certain covenants with the Company’s creditors and may be terminated at any time based on future circumstances and judgment of the Company.

FURTHER RESOLVED that in addition to and without limiting the foregoing, each officer of the Company be and hereby is authorized and directed to take, or cause to be taken, such further action, and to execute and deliver, or cause to be delivered, for and in the name and on behalf of the Company, all such instruments and documents as such officer may deem necessary, appropriate or in the best interests of the Company to effectuate the intent of the foregoing resolutions and the transactions contemplated thereby (as conclusively evidenced by the taking of such actions or the execution and delivery of such instruments and documents, as the case may be) and all action heretofore taken by such officer in connection with the subject of the foregoing recitals and resolutions be, and it hereby is, approved, ratified and confirmed in all respects as the act and deed of the Company.

By their signatures below, the above resolutions have been duly authorized and adopted by the Company’s Board of Directors.

Dated: June 28, 2024

/s/ Henry Fahman	/s/ Frank Hawkins
Henry Fahman, Director	Frank Hawkins, Director

/s/ Steve Truong
Steve Truong, Director

RESOLUTION TO EXTEND REPURCHASE OF COMMON STOCK TO DECEMBER 31, 2024

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